EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




TERRA BLOCK INTERNATIONAL, INC.
2637 Erie Avenue
Suite 207
Cincinnati, Ohio 45208

     Re:  Terra Block International, Inc. Registration Statement on Form S-8

To the Board of Directors:

          We hereby consent to the incorporation by reference in the Registration Statement of Terra Block International, Inc. on Form S-8, dated on or about April 24, 2003, on our audit of the financial statements of Terra Block International, Inc. as of December 31, 2002, and for the year ended December 31, 2002, which report is included in the Annual Report on Form 10-KSB.



                              Melton  &  Co.


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